UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2009

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2333 Waukegan Road, Suite 100, Bannockburn, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2009, the Compensation Committee (the "Compensation Committee") of the Board of Directors of APAC Customer Services, Inc. (the "Company") approved an additional potential performance bonus ("2009 Performance Plus Bonus") under the annual management incentive program for the executive officers of the Company, including named executive officers for the 2009 fiscal year (the "2009 MIP") in lieu of salary increases. The 2009 Performance Plus Bonus increases the maximum payout for each participant in the 2009 MIP, by an additional 10% subject to the Company meeting certain pre-determined targets. In order for the 2009 Performance Plus Bonus to be paid, the Company must achieve: (1) a minimum revenue target; (2) a PTP target (as defined below); and (3) certain sales goals.

The 2009 MIP was adopted under the terms of the APAC Customer Services, Inc. Management Incentive Plan, as amended and restated effective August 2, 2007 (the "Management Incentive Plan"). Under the terms of the 2009 MIP, Messrs. Marrow and Szafran and all other executive officers of the Company, including named executive officers, are eligible to receive annual cash bonus payments on either an annual or a quarterly basis based on the Company’s achieving certain financial performance goals established by the Compensation Committee. No annual cash bonus is guaranteed, but each executive officer is eligible for a MIP ranging from 0% to 150% of his or her base salary. For all executive officers, other than the Company’s Senior Vice President, Sales, the 2009 MIP will be based 50% on the Company’s achieving the threshold or maximum revenue amounts established by the Compensation Committee and 50% on the Company’s achieving the threshold or maximum PTP amounts established by the Compensation Committee. The threshold and maximum financial performance goals established by the Compensation Committee for the 2009 MIP are based on the Company’s 2009 financial plan approved by the Company’s Board of Directors. Revenue is defined as net revenue, as reported in the Company’s quarterly and annual audited financial statements. PTP is defined as "pre-tax profit" or "net income before income taxes". The total incentive payout under the 2009 MIP for any overachievement of financial performance goals beyond the threshold amounts established by the Compensation Committee shall not exceed 50% of the incremental adjusted EBITDA achieved by the Company.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. The Company's Annual Report on Form 10-K for the year ended December 28, 2008 discusses some of these factors. The Company's filings are available on a website maintained by the SEC at: http://www.sec.gov. The Company intends its forward-looking statements to speak only as of the date on which they were made. The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

April 10, 2009	By:	/s/Robert B. Nachwalter

Name: Robert B. Nachwalter
Title: SVP and General Counsel